FOR IMMEDIATE RELEASE

Contact:

Rudy E. Schupp

Chief Executive Officer

(561) 616-3029

John Marino

President and Chief Financial Officer

(561) 616-3046

1st United Bancorp, Inc. Announces Pricing of $70 Million Common Stock Offering

BOCA RATON, FLA.— September 17, 2009—1st United Bancorp, Inc. (“1st United”), the holding company for 1st United Bank, a Florida chartered commercial bank, announced today that it has priced a public offering of 14,000,000 shares of common stock at $5.00 per share. 1st United expects to close the offering on Wednesday, September 23, 2009. Stifel, Nicolaus & Company, Incorporated is serving as lead manager and sole book runner and Howe Barnes Hoefer & Arnett, Inc. and Sterne, Agee & Leach, Inc. are serving as co-managers for the offering. 1st United has granted the underwriters a 30-day option to purchase up to an additional 2,100,000 shares, representing 15% of the total number of shares to be sold by 1st United in the offering, to cover over-allotments, if any.

1st United also announced that its Nasdaq listing application has been approved. 1st United’s common stock will commence trading tomorrow on The Nasdaq Global Market under the symbol "FUBC."

1st United intends to utilize the net proceeds from the offering to redeem some or all of its outstanding preferred stock, support anticipated balance sheet growth, finance possible future acquisitions of failed institutions that the FDIC has placed into receivership, finance possible future acquisitions of other financial institutions or their branches in negotiated transactions, and for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any common shares, nor shall there be any sale of such common shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus, copies of which may be obtained by contacting Stifel, Nicolaus & Company, Incorporated Attn: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202 or by telephone at (443) 224-1988.

About 1st United Bancorp, Inc.

 1st United is a financial holding company headquartered in Boca Raton, Florida. 1st United’s principal subsidiary, 1st United Bank, is a Florida chartered commercial bank, which operates 12 branches in South Florida, including Brevard, Broward, Indian River, Miami-Dade, and Palm Beach counties. 1st United’s principal executive office and mailing address is One North Federal Highway, Boca Raton, FL 33432 and its telephone number is (561) 362-3435.

Forward Looking Statements

Any non-historical statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans and expectations that are subject to uncertainties and risks, which could cause 1st United’s future results to differ materially. The following factors, among others, could cause our actual results to differ: 1st United’s ability to execute its growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, challenges posed by the current economic environment, disruptions in global financial markets, credit risk of 1st United’s customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of 1st United’s allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of 1st United’s markets, rapid changes in the financial services industry, exposure to intangible asset risk, and hurricanes and other adverse weather events, and 1st United’s ability to manage the risks involved in the foregoing. Additional factors can be found in our filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this press release speak only as of the date of the press release, and 1st United assumes no obligation to update forward-looking statements or the reasons why actual results could differ.